Exhibit 99.1
CytRx Receives NASDAQ Extension

Requests Stockholder Approval for Reverse Split of Common Stock

LOS ANGELES (April 23, 2012) – CytRx Corporation (Nasdaq: CYTR), a biopharmaceutical company specializing in oncology, today announced that it has received a favorable ruling from the NASDAQ Hearings Panel (the “Panel”), whereby the Panel has granted the Company’s request to remain listed on The NASDAQ Capital Market.

CytRx’s continued listing on NASDAQ is conditioned upon the Company demonstrating compliance with the minimum bid price requirement, as set forth in Listing Rule 5550(a)(2), by May 30, 2012, and also remaining in compliance on that date with NASDAQ’s other continued listing requirements. Specifically, the Company must evidence a closing bid price for its common stock of at least $1.00 per share for a minimum of 10 consecutive business days by the close of business on May 30, 2012. The Panel’s favorable determination follows a hearing that took place on April 5, 2012.

The Company has requested in its Definitive Proxy Statement filed with the Securities and Exchange Commission on April 2, 2012 that its stockholders approve a proposal for a reverse split of the Company’s common stock in order to maintain the listing of its common stock on The NASDAQ Capital Market. The stockholder vote on the reverse stock split proposal will be announced at the Company’s 2012 Annual Meeting of Stockholders to be held on Monday, May 14, 2012 in Los Angeles, California.

About CytRx Corporation

CytRx Corporation is a biopharmaceutical research and clinical development company specializing in oncology. The CytRx oncology pipeline includes three programs in clinical development for cancer indications: INNO-206, tamibarotene and bafetinib. With its tumor-targeted doxorubicin conjugate INNO-206, CytRx has initiated an international Phase 2b clinical trial as a treatment for soft tissue sarcomas, is completing its ongoing Phase 1b/2 clinical trial primarily in the same indication and will report the results of that trial at the American Society of Clinical Oncology (ASCO) meeting in early June in Chicago, Illinois, The Company plans to initiate a Phase 2 trial for an undisclosed solid tumor indication in the first half of 2012. CytRx's pipeline also includes tamibarotene, which it is testing in a double-blind, placebo-controlled, international Phase 2b clinical trial in patients with non-small-cell lung cancer, and which is in a clinical trial as a treatment for acute promyelocytic leukemia (APL). The Company has completed the ENABLE Phase 2 clinical trial with bafetinib in high-risk B-cell chronic lymphocytic leukemia (B-CLL), and plans to seek a partner for further development of bafetinib. For more information about the Company, visit www.cytrx.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Such statements involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, including the risk that the Company’s common stock after the reverse stock might not rise or remain constant in proportion to the reduction in the number of shares of its common stock outstanding before the reverse stock split or maintain a high enough per share trading price to maintain The NASDAQ Capital Market listing in the future, risks related to the outcome, timing and results of CytRx's clinical trials, risks related to CytRx's need for additional capital or strategic partnerships to fund its ongoing working capital needs and development efforts, and the risks and uncertainties described in the most recent annual and quarterly reports filed by CytRx with the Securities and Exchange Commission and current reports filed since the date of CytRx's most recent annual report. All forward-looking statements are based upon information available to CytRx on the date the statements are first published. CytRx undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:
Investor Relations
Legend Securities, Inc.
Thomas Wagner
800-385-5790 x152
718-233-2600 x152
twagner@legendsecuritiesinc.com

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